Exhibit 10.25
LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF PERFORMANCE SHARES
The Participant has been granted an award of Performance Shares (the “Award”) pursuant to the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”) and the Performance Share Agreement attached hereto (the “Agreement”), as follows:

Participant:	Employee ID:

Grant Date:	Grant No.:

Target Number of
Performance Shares:	[ ], subject to adjustment as provided by the Agreement.

Maximum Number of
Performance Shares:	[ ], subject to adjustment as provided by the Agreement.

Pre-Tax Operating
Income Target:	$

Performance Period:	Company fiscal years 2010, 2011 and 2012 (beginning February 1, 2010 and ending February 3, 2013).

Performance Share
Vesting Date:	[March __, 2013] except as provided by the Agreement.

Vested Performance Shares:	Provided that the Participant’s Service has not terminated prior to the Performance Share Vesting Date, except as provided by the Agreement, on the Performance Share Vesting Date the number of Vested Performance Shares (not to exceed the Maximum Number of Performance Shares) shall be determined by multiplying the Target Number of Performance Shares by the Pre-Tax Operating Income Multiplier (as defined by the Agreement).

Settlement Date:	The Performance Share Vesting Date, except as otherwise provided by the Agreement.
By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document. The Participant acknowledges receipt of a copy of the Plan, the Agreement and the prospectus for the Plan, represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

LULULEMON ATHLETICA INC.		PARTICIPANT

By:

Signature

Its:

Date

Address:	2285 Clark Drive

Vancouver, British Columbia
	Canada, V5N 3G9	Address

ATTACHMENTS:          Performance Share Agreement

LULULEMON ATHLETICA INC.
PERFORMANCE SHARE AGREEMENT
     lululemon athletica inc. has granted to the Participant named in the Notice of Grant of Performance Shares (the “Grant Notice”) to which this Performance Share Agreement (the “Agreement”) is attached an Award consisting of Performance Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.
     1. Definitions and Construction.
          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
               (a) “Pre-Tax Operating Income” means the earnings before other income and taxes as reported in the Consolidated Statements of Operations of the Company for the fiscal year of the Company coinciding with the Performance Period.
               (b) “Pre-Tax Operating Income Multiplier” means a number determined as follows:

Percentage of Pre-Tax
Operating Income Target	Pre-Tax Operating Income
Achieved	Multiplier
Less than 85%	0.00%
85%	50.00%
90%	75.00%
95%	90.00%
100%	100.00%
105%	112.50%
110%	125.00%
115%	137.50%
Equal to or greater than 120%	150.00%
The Pre-Tax Operating Income Multiplier for percentages of Pre-Tax Operating Income Target achieved falling between the percentages set forth in the table above shall be determined by linear interpolation.

               (c) “Common Shares” mean shares of Stock issued in settlement of the Award.
               (d) “Insider Trading Policy” means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the Board, Officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of a disposition of any Common Shares.
               (e) “Performance Share” means a right to receive on the Settlement Date one (1) Common Share, subject to further restrictions as provided by this Agreement.
               (f) “Section 409A” means Section 409A of the Code and any applicable regulations or administrative guidelines promulgated thereunder.
               (g) “Section 409A Deferred Compensation” means compensation payable pursuant to the Award granted to a Participant subject to United States income taxation that constitutes nonqualified deferred compensation for purposes of Section 409A.
          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     2. Administration.
          All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Award. Any executive officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided such executive officer has apparent authority with respect to such matter, right, obligation, or election. The Company intends that the Award comply with Section 409A (including any amendments or replacements of such section), and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
     3. The Award.
          3.1 Grant of Performance Shares. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, a right to receive a number of Performance Shares which shall not exceed the Maximum Number of Performance Shares set forth in the Grant Notice, subject to adjustment as provided in Section 9. The number of Performance Shares, if any, ultimately earned by the Participant, shall be that number of Performance Shares which become Vested Performance Shares.

          3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Performance Shares or the Common Shares issued upon settlement of the Performance Shares, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company (or any Affiliate) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company (or any Affiliate) or for its benefit having a value not less than the par value of the Common Shares issued upon settlement of the Performance Shares.
     4. Certification of the Board.
          4.1 Level of Pre-Tax Operating Income Attained. As soon as practicable following completion of the Performance Period, and in any event prior to the Performance Share Vesting Date, the Board shall certify in writing the level of attainment of Pre-Tax Operating Income during the Performance Period and the resulting number of Performance Shares which shall become Vested Performance Shares on the Performance Share Vesting Date, subject to the Participant’s continued Service until the Performance Share Vesting Date, except as otherwise provided by Section 5. The Company shall promptly notify the Participant of the determination by the Board.
          4.2 Adjustment to Pre-Tax Operating Income for Extraordinary Items. The Board shall adjust Pre-Tax Operating Income, as it deems appropriate, to exclude the effect (whether positive or negative) of any of the following occurring after the grant of the Award: (a) a change in accounting standards required by generally accepted accounting principles or (b) any extraordinary, unusual or nonrecurring item. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Pre-Tax Operating Income in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award.
     5. Vesting of Performance Shares.
          5.1 In General. Except as provided by this Section 5 and Section 8, the Performance Shares shall vest and become Vested Performance Shares as provided in the Grant Notice and certified by the Board.
          5.2 Termination for Cause or Voluntary Termination. In the event of the termination of the Participant’s service with the Company or any Affiliate for Cause or for any other reason other than death, Disability or termination by the Company without Cause prior to the Performance Share Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all of the Performance Shares subject to the Award. The Participant shall not be entitled to any payment for such forfeited Performance Shares.
          5.3 Termination by Reason of Death or Disability. In the event of the death or the termination of the Participant’s service with the Company or any Affiliate by reason of Disability prior to the Performance Share Vesting Date, then on the Performance Share Vesting Date a number of Performance Shares shall become Vested Performance Shares equal to that number of Performance Shares that would have become Vested Performance Shares had no such death or termination occurred.
          5.4 Termination Without Cause. In the event of the termination by the Company of the Participant’s service with the Company or any Affiliate without Cause prior to the Performance Share Vesting Date, then on the Performance Share Vesting Date the number of Performance Shares that shall become Vested Performance Shares shall determined by multiplying (a) that number of Performance Shares that would have become Vested Performance Shares had no such termination occurred by (b) a percentage equal to the ratio of the number of full months of the Participant’s service with the Company or any Affiliate during the Performance Period to the number of full months contained in the Performance Period.
          5.5 Forfeiture of Unvested Performance Shares. Except as otherwise provided by this Section 5 or Section 8, on the Performance Share Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all Performance Shares subject to the Award which have not become Vested Performance Shares. The Participant shall not be entitled to any payment for such forfeited Performance Shares.
     6. Settlement of the Award.
          6.1 Issuance of Common Shares. Subject to the provisions of Section 6.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Performance Share one (1) Common Share. Common Shares issued in settlement of Performance Shares shall be subject to any restrictions as may be required pursuant to Section 6.3, Section 7 or the Insider Trading Policy.
          6.2 Beneficial Ownership of Common Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Common Shares acquired by the Participant pursuant to the settlement of the Award. Except as otherwise provided by this Section 6.2, a certificate for the Common Shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
          6.3 Restrictions on Grant of the Award and Issuance of Common Shares. The grant of the Award and issuance of Common Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No Common Shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Common Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
          6.4 Fractional Shares. The Company shall not be required to issue fractional Common Shares upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Performance Shares shall be rounded up to the nearest whole number.
     7. Tax Matters.
          7.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of Common shares in settlement thereof. The Company shall have no obligation to process the settlement of the Award or to deliver Common Shares until the tax withholding obligations as described in this Section have been satisfied by the Participant.
          7.2 Withholding in Common Shares. Subject to applicable law, the Company shall require the Participant to satisfy its tax withholding obligations by deducting from the Common Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Common Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
     8. Change in Control.
          8.1 Acceleration of Vesting Upon a Change in Control. In the event of the consummation of a Change in Control prior to the Performance Share Vesting Date, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may assume or continue the Company’s rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section 8.1, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, for each Performance Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of stock of the Company on the effective date of the Change in Control was entitled for each Performance Share subject to an Award. In the event that the Acquiror elects not to assume, continue or substitute for the outstanding Awards in connection with a Change in Control, the vesting of 100% of the Target Number of Performance Shares shall be accelerated in full and such Performance Shares shall be deemed Vested Performance Shares effective as of the date of the Change in Control, provided that the Participant’s service with the Company or any Affiliate has not terminated prior to the Change in Control. In settlement of the Award, the Company shall issue to the Participant one (1) Common Share for each Vested Performance Share determined in accordance with this Section 8.1. The vesting of Performance Shares and settlement of the Award that was permissible solely by reason of this Section 8.1 shall be conditioned upon the consummation of the Change in Control. Notwithstanding the foregoing, the Board may, in its discretion, determine that upon a Change in Control, each Award outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to 100% of the Target Number of Performance Shares subject to such Award in (a) cash, (b) stock of the Company or the Acquiror or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of stock in the Change in Control for each such Performance Share (subject to any required tax withholding). Such payment shall be made as soon as practicable following the Change in Control.
          8.2 Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Participant’s service with the Company ceases as a result of a Termination After Change in Control (as defined below), the Target Number of Performance Shares shall become Vested Performance Shares and the Award shall be settled promptly following such event.
               (a) “Termination After Change in Control” shall mean either of the following events occurring within two (2) years after a Change in Control:
                    (i) Termination by the Company (or its successor) of the Participant’s service with the Company or such successor without
Cause; or
                    (ii) The Participant’s resignation for Good Reason (as defined below) within sixty (60) days following the event constituting Good Reason.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s service with the Company (or its successor) which (A) is for Cause; (B) is a result of the Participant’s death or disability; (C) is a result of the Participant’s voluntary termination of such relationship other than for Good Reason; or (D) occurs prior to the effectiveness of a Change in Control.
               (b) “Good Reason” shall mean any one or more of the following:
                    (i) Without the Participant’s written consent, a material adverse change in the Participant’s duties and responsibilities as compared to the Participant’s duties and responsibilities immediately prior to the Change in Control;
                    (ii) Without the Participant’s written consent, the relocation of the Participant’s principal place of service to a location that is more than fifty (50) miles from the Participant’s principal place of service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
                    (iii) Any failure by the Company (or its successor) to pay, or any material reduction by the Company of, (A) the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Company (or its successor)

with responsibilities, organizational level and title comparable to the Participant’s), or (B) the Participant’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant).
          8.3 Federal Excise Tax Under Section 4999 of the Code.
               (a) Excess Parachute Payment. In the event that any acceleration of vesting the Performance Shares and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for by this Agreement in order to avoid such characterization.
               (b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 8.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 8.2(a) (an “Event”), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 8.2(b).
     9. Adjustments for Changes in Capital Structure.
          Subject to any required action by the stockholders of the Company, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of the Shares, appropriate adjustments shall be made by the Board in the number of Performance Shares and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.
     10. Rights as a Stockholder or Employee.
          The Participant shall have no rights as a stockholder with respect to any Common Shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. If the Participant is an employee of the Company, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or any Affiliate and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in service with the Company or any Affiliate or interfere in any way with any right of the Company or any Affiliate to terminate the Participant’s service with the Company or any Affiliate at any time.
     11. Legends.
          The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Common Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
     12. Compliance with Section 409A.
          It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable proposed regulations, transition rules or other administrative guidance thereunder, as determined by the Board in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
          12.1 Required Delay in Payment to Specified Employee. If the Participant is a “specified employee” of a publicly traded corporation as defined under Section 409A(a)(2)(B)(i) of the Code, unless subject to an applicable exception under Section 409A, any payment of Section 409A Deferred Compensation in connection with a “separation from service” (as determined for purposes of Section 409A) shall not be made until six (6) months after the Participant’s separation from service (the “Section 409A Deferral Period”). In the event such payments are otherwise due to be made in installments or periodically during the Section 409A Deferral Period, to the extent permitted under Section 409A, the payments of Section 409A Deferred Compensation which would otherwise have been made in the Section 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the Section 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled.

          12.2 Other Delays in Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with Code Section 409A (including any transition or grandfather rules thereunder). Notwithstanding the foregoing:
               (a) Payment may be delayed for a reasonable period in the event the payment is not administratively practical due to events beyond the recipient’s control such as where the recipient is not competent to receive the benefit payment, there is a dispute as to amount due or the proper recipient of such benefit payment, additional time is needed to calculate the amount payable, or the payment would jeopardize the solvency of the Company.
               (b) Payments shall be delayed in the following circumstances: (i) where the Company reasonably anticipates that the payment will violate the terms of a loan agreement to which the Company is a party and that the violation would cause material harm to the Company; or (ii) where the Company reasonably anticipates that the payment will violate federal securities laws or other applicable law; provided that any payment delayed by operation of this Section 12.2(b) will be made at the earliest date at which the Company reasonably anticipates that the payment will not be limited or cause the violations described.
               (c) If any payment is due to the Participant upon a Change in Control but such Change in Control does not constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as defined in Section 409A(a)(2)(A)(v), then such payment which constitutes Section 409A Deferred Compensation shall be deferred until another permissible payment event contained in Section 409A occurs (e.g., death, disability, separation from service from the Company and its affiliated companies as defined for purposes of Section 409A).
               (d) If any payment is due to the Participant upon the Participant’s termination of service but such termination of service does not constitute a “separation from service” as defined in Section 409A(a)(2)(A)(i), then such payment which constitutes Section 409A Deferred Compensation shall be deferred until another permissible payment event contained in Section 409A occurs.
               (e) If any payment is due to the Participant upon the Participant’s becoming disabled but such disability does not meet the requirements of a disability under Section 409A(a)(2)(C), then such payment which constitutes Section 409A Deferred Compensation shall be deferred until another permissible payment event contained in Section 409A occurs.
          12.3 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with Section 409A (including any transition or grandfather rules thereunder) without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
          12.4 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
     13. Miscellaneous Provisions.
          13.1 Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
          13.2 Nontransferability of the Award. Prior the issuance of Common Shares, neither this Award nor any Performance Shares subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
          13.3 Unfunded Obligation. The Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to the Participant pursuant to the Award shall be an unfunded and unsecured obligation for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or the Company and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of the Company. The Participant shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Award.

          13.4 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          13.5 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
          13.6 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or any Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
               (a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
               (b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.6(a).

          13.7 Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
          13.8 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
          13.9 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.